Exhibit 24.1

2012 EDISON INTERNATIONAL
10-K, 10-Q, AND 8-K POWER OF ATTORNEY

The undersigned, EDISON INTERNATIONAL, a California corporation, and certain of its officers and/or directors do each hereby constitute and appoint, ROBERT L. ADLER, W. JAMES SCILACCI, POLLY L. GAULT, MARK C. CLARKE, BARBARA E. MATHEWS, ROBERT C. BOADA, GEORGE T. TABATA, JEFFERY D. DURAN, PAIGE W. R. WHITE, KATHLEEN BRENNAN DE JESUS, and DARLA F. FORTE, or any of them, to act as attorney in-fact, for and in their respective names, places, and steads, to execute, sign, and file or cause to be filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal year 2012, any Current Reports on Form 8-K from time to time during 2012 and through December 13, 2012, or in the event this Board of Directors does not meet on December 13, 2012, through the next succeeding date on which this Board holds a regular meeting, and any and all supplements and amendments thereto, to be filed by Edison International with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended, (the “Act”), for the purpose of complying with Sections 13 or 15(d) of the Act, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and appropriate to be done in and about the premises as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

Executed at Rosemead, California, as of this 8th day of December, 2011.

EDISON INTERNATIONAL

	By:	/s/ Theodore F. Craver, Jr.
Theodore F. Craver, Jr.
Chairman of the Board, President,
and Chief Executive Officer
Attest:

/s/ Barbara E. Mathews
Barbara E. Mathews
Vice President, Associate General Counsel,
Chief Governance Officer, and Corporate Secretary

2012 Edison International
10-K, 10-Q, and 8-K Power of Attorney

Principal Executive Officer:

/s/ Theodore F. Craver, Jr.
Theodore F. Craver, Jr.	Chairman of the Board, President,
Chief Executive Officer, and Director

Principal Financial Officer:

/s/ W. James Scilacci
W. James Scilacci	Executive Vice President, Chief
Financial Officer, and Treasurer

Controller and Principal Accounting Officer:

/s/ Mark C. Clarke
Mark C. Clarke	Vice President and Controller

Additional Directors:

/s/ Jagjeet S. Bindra	Director	/s/ Ronald L. Olson	Director
Jagjeet S. Bindra		Ronald L. Olson

/s/ Vanessa C.L. Chang	Director	/s/ James M. Rosser	Director
Vanessa C.L. Chang		James M. Rosser

/s/ France A. Córdova	Director	/s/ Richard T. Schlosberg, III	Director
France A. Córdova		Richard T. Schlosberg, III

/s/ Charles B. Curtis	Director	/s/ Thomas C. Sutton	Director
Charles B. Curtis		Thomas C. Sutton

/s/ Bradford M. Freeman	Director	/s/ Peter J. Taylor	Director
Bradford M. Freeman		Peter J. Taylor

/s/ Luis G. Nogales	Director	/s/ Brett White	Director
Luis G. Nogales		Brett White